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                                                                Exhibit 10.7


                   MASTER SOFTWARE LICENSE AND SERVICES AGREEMENT


     This Master Software License and Services Agreement (the "Agreement") is entered into as of this 16th day of April, 1999 (the "Effective Date"), by and between Commerce One, Inc. a California corporation with offices located at 1600 Riviera Avenue, Walnut Creek, California 94596 ("Commerce One") and Nippon Telegraph and Telephone Corporation, a Japanese corporation with offices located at 3-19-2, Nishi-Shinjuku, Shinjuku, Tokyo 163-8019, Japan ("NTT").

                                     BACKGROUND

     WHEREAS, Commerce One is developing or has the rights to the software and documentation described in Section 1 below and desires to license NTT to use such software on the terms and conditions stated herein; and

     WHEREAS, NTT is interested in receiving a license from Commerce One to such software and documentation on the terms and conditions stated herein, and further desires to retain Commerce One to perform certain services specific to Commerce One's software products as set forth herein; and

     WHEREAS, Commerce One desires to perform such services for NTT; and

     WHEREAS, NTT is interested in establishing an electronic commerce service in Japan enabling businesses to buy and sell products over the Internet; and

     WHEREAS, NTT and Commerce One intend to enter into an initial agreement covering a pilot project and subsequently enter into a partnership agreement with the intent to bring to market an internet based open trading community connecting trading partners across Japan; and

     WHEREAS, Commerce One and NTT wish to discuss the possibility of the marketing of a localized version of the Software in Japan and the provision of certain electronic commerce services using the localized Software in Japan.

     NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions stated herein, the parties agree as follows:

     1.   DEFINITIONS.

          1.1 "COMMERCE ONE TECHNOLOGY" shall mean (i) the Deliverables and any and all technology, information, data, know-how, ideas, designs, software, inventions, documentation, resources and all other tangible and intangible items made, conceived or reduced to practice by Commerce One alone or jointly with others hereunder, and (ii) all Intellectual Property rights in (i).


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          1.2  "DELIVERABLE" shall mean an item identified as a deliverable in the Statement of Work.

          1.3 "DOCUMENTATION" shall mean any instructions, manuals or other materials provided to NTT by Commerce One in connection with the Software.

          1.4 "INTELLECTUAL PROPERTY" means any and all (by whatever name or term known or designated) tangible and intangible and now known or hereafter existing: copyrights (including derivative works, as defined by the United States Copyright Act, thereof), trademarks, trade names, trade secrets, mask work rights, know-how, patents and any other intellectual and industrial property and proprietary rights, of every kind and nature throughout the universe and however designated, and including all registrations, applications, renewals and extensions thereof.

          1.5 "PHASE II" shall have the meaning set forth in the Statement of Work.

          1.6 "SOFTWARE" shall mean the computer program(s) set forth in EXHIBIT A in machine executable object code format and the Documentation, together with Updates thereto and Deliverables provided to NTT in accordance with the terms and conditions hereof.

          1.7 "Specifications" means the technical specifications for the Deliverables which will be developed in conjunction with the Statement of Work in accordance with Section 4.5.

          1.8 "STATEMENT OF WORK" shall mean a document setting forth in detail the services and Deliverables to be performed and delivered by Commerce One under this Agreement and an estimated schedule therefor. A preliminary version of the Statement of Work is attached as EXHIBIT B. The Statement of Work may be amended by the parties from time to time in accordance with this Agreement. Each separate Statement of Work shall be sequentially numbered as EXHIBIT B
(e.g., EXHIBIT B-1, B-2, etc.).

          1.9 "UPDATES" shall mean new versions of the Software that Commerce One makes available generally to customers of the Software as part of the support described in Section 3 below.

     2.   SCOPE.

          2.1 RIGHT TO USE. Subject to the terms and conditions of this Agreement, Commerce One grants NTT a limited, nontransferable license, without right of sublicense, to install the Software at the Designated Sites (as defined below) and to use the Software for internal business purposes only. Additionally, NTT can provide access to MarketSite services to up to five (5) external business partners during Phase II of this project. Further, it is understood and agreed that beta versions of the Software provided hereunder to NTT are still under development and are provided for


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experimental, evaluation purposes only. Accordingly beta versions of the
Software shall not be used in a production or commercial environment. Unless otherwise specified herein, NTT shall install the double byte enabled version of the Software, if any, solely at the locations in Japan set forth in EXHIBIT D (collectively, the "Designated Sites"). Commerce One will use reasonable efforts to timely complete the development of the double byte enabled version of the Software. NTT agrees that it will not itself, or through any third party, modify the Software or reverse engineer, disassemble, decompile or otherwise attempt to derive source code from the Software; use the Software to provide services to third parties, whether in commercial timesharing, rental or sharing arrangements, or otherwise use the Software on a "service bureau" basis.

          2.2 COPIES. NTT shall not copy the Software, in whole or in part, except for one (1) copy as necessary to archive such Software.

          2.3 INSTALLATION. NTT shall install or, where applicable, shall allow Commerce One to install, the Software at the Designated Sites for use in accordance with Section 2.1 above.

          2.4 INFORMATION. NTT shall provide information, including NTT Confidential Information, as reasonably requested by Commerce One to ensure compliance by NTT with the terms of this Agreement. In addition, and as a condition of the grant of the license set forth in Section 2.1 above, NTT shall permit Commerce One to operate "polling software" which monitors transactions associated with the Software, and NTT shall at all times cooperate with Commerce One to ensure that Commerce One has remote access to NTT's computers for such purpose and that Commerce One's polling software operates correctly on NTT's computers.

          2.5 EVALUATION. NTT will participate in a pilot program for the Software in accordance with the criteria set forth in EXHIBIT D ("Pilot Program"). NTT shall designate a test coordinator (the "Coordinator" as the primary contact for Commerce One during the term of this Agreement with respect to the Pilot Program). NTT will cooperate and consult with Commerce One in the evaluation of the Software based on NTT's operation, use, and testing of the Software pursuant to the Pilot Program Criteria set forth in EXHIBIT D. During the term of the Pilot Program, if NTT discovers errors or bugs in the Software, the Coordinator will promptly call Commerce One to report such problems. Commerce One shall, at any time and in its sole discretion replace, modify, alter, improve, enhance or change the Software and in such event the replaced version shall be deemed part of the Software. If Commerce One provides NTT with a corrected or updated Software, NTT shall promptly install such Software solely as a version replacement and erase from memory any and all copies of the previous Software. It is understood that any corrected or updated versions of the Software shall be used solely as version replacements and shall not expand the number or scope of licenses granted herein.

          2.6 EXCLUSIVITY. During the period commencing on the Effective Date and expiring on the later of (a) December 31, 1999 or (b) the expiration of three (3) months following Commerce One's release of the MarketSite 3.0 version and the BuySite 6.0 version of the Software ("Exclusivity Period"), Commerce One agrees that except for the entities listed in EXHIBIT E, Commerce One will not license the localized Japanese language version of the BuySite Software and/or the MarketSite Software, to third parties for use within the Field of Use. For purposes of this Agreement, "Field of Use" shall mean use by the licensee of the MarketSite and/or BuySite Software to provide services to third parties having their principal place of business in Japan which services are for the procurement of Indirect Materials for use by such third parties in Japan. "Indirect Materials" means materials used in the day-to-day operation of a buyer entity's business and which are more commonly referred to as maintenance, repair and operations materials or "MRO" (e.g., desks, paper, pencils, chairs) and specifically excluding materials that are directly incorporated into the ultimate product or service


                                      -3-

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sold by such buyer entity to its customers. For the avoidance of doubt, it is further understood and agreed that nothing in this Agreement or any of the attachments hereto shall restrict Commerce One's ability to license the Software to third parties for their own internal use in procuring goods or services electronically on their own behalf for fulfillment of their own internal business needs. Prior to entering into a definitive agreement during the Exclusivity Period to license a localized Japanese language version of the Software to a third party with its principal place of business in Japan for use not within the Field of Use in Japan, Commerce One agrees to discuss with NTT its possibility of participating with Commerce One in the sales process for such Software. If the parties do not reach an agreement within ten (10) business days of notice of such transaction by Commerce One, Commerce One shall have no further obligation under this Section, and Commerce One may grant rights to or license the Software to third parties for use not within the Field of Use. Upon the expiration of the Exclusivity Period, Commerce One shall have the right to negotiate with any third parties regarding licensing the Software, provided that Commerce One grants NTT the first right of negotiation. Such first right of negotiation shall not preclude Commerce One from negotiating with other third parties. This first right of negotiation period shall expire three months from the date of the expiration of the Exclusivity Period.

     3. SUPPORT. During Phase II, Commerce One will make available to NTT, without charge, such Software support including on-site and off-site support as Commerce One makes available generally to its customers of the Software located in Japan.

     4.   CONSULTING SERVICES.

          4.1 SERVICES. Commerce One shall use reasonable best efforts to provide those services and/or deliver any Deliverables to NTT as set forth in the applicable Statement of Work and NTT shall use reasonable efforts to provide, or make available to Commerce One, free of charge, any information, hardware or software resources or other materials of NTT, and assistance reasonably required for the performance of such services and reasonable access to NTT's facilities. Without limiting the foregoing, NTT shall use reasonable efforts to perform those tasks and assume those responsibilities set forth in the Statement of Work. The Statement of Work may also set forth certain assumptions related to the services, and to the extent such assumptions are not met or are inaccurate, the cost and schedule of the services may be affected. NTT acknowledges and agrees that Commerce One's performance is dependent on NTT's timely and effective satisfaction of all of NTT's responsibilities hereunder and timely decisions and approvals by NTT. Commerce One is entitled to rely on all decisions and approvals of NTT in connection with the services provided hereunder. The information NTT has provided to Commerce One is true, accurate and complete.

          4.2 PERFORMANCE. Commerce One warrants that the Services shall be performed in a professional and workmanlike manner using persons with skills and experience appropriate to their function.

          4.3 DELAYS. If NTT, or any third party acting on NTT's behalf, does not provide any required item or service to Commerce One on a timely basis in accordance with the applicable Statement of Work, then the dates set forth in such Statement of Work which have been directly or indirectly affected by such delay, shall be extended as reasonably necessary to account for such delay.


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          4.4  PROGRESS REPORTS; REVIEW MEETINGS. Commerce One will provide to NTT progress reports regarding its work progress during development as set forth in a Statement of Work or otherwise by mutual agreement. In addition, the Project Managers (as defined below) shall participate in project review meetings as set forth in a Statement of Work or otherwise by mutual agreement. Any agreement reached among the parties at such meeting to modify a Statement of Work shall be prepared in writing and duly signed by the Project Manager of each party, and such revised Statement of Work shall be binding upon the parties with respect to the subject matter thereof.

          4.5 SPECIFICATIONS. The parties will work in good faith to complete the Specifications for each Deliverable within thirty (30) days prior to the delivery date for such Deliverable specified in the Statement of Work. Upon written approval of both parties to the final version of the Specifications for a Deliverable, such final version shall be deemed the "Specifications" for such Deliverable for purposes of this Agreement. If after such good faith discussions, the parties do not agree upon the Specifications for a Deliverable within such thirty (30) day period, either may terminate this Agreement with respect to such Deliverable by forty-five
(45) days prior written notice to the other party within thirty (30) days after the expiration of such time period.

          4.6 PROJECT MANAGERS. NTT and Commerce One shall each designate a project manager who will be responsible for, and authorized to: (i) make decisions regarding the Statement of Work; (ii) give any necessary approvals in conjunction with the Statement of Work; and (iii) provide Commerce One personnel with information and support for performance of the Statement of Work.

          4.7 MODIFICATIONS TO STATEMENT OF WORK. Should NTT desire to change the services specified in the Statement of Work, or request additional services not included in the Statement of Work, NTT shall submit the proposed modification in writing to Commerce One. Commerce One may, as determined by Commerce One, elect to perform such modification or additional services, and if Commerce One elects to perform such modifications or additional services, Commerce One will provide NTT with a cost estimate and schedule impact for performing the modifications and/or additional services in a revised Statement of Work. Upon NTT's written acceptance of the revised Statement of Work, Commerce One will proceed to perform the modifications mutually agreed to by the parties.

          4.8 COMMENCEMENT CONDITION OF PHASE II: It is hereby understood and agreed that Phase II shall be (i) commenced on or after NTT shall enter into a certain letter of intent with its potential customer who desires to receive an electronic procurement services from NTT by utilizing the localized Japanese language version of the Software, and (ii) pursued by taking the needs and requirements of the potential customer into due consideration. In case where said letter of intent shall not be entered into between NTT and its potential customer on or before the end of April, 1999, NTT and Commerce One shall discuss in good faith and determine how to commence Phase II.

          4.9 PREFERRED STATUS. NTT will have the right to participate in Commerce One's program for third party participation in periodic design review meetings with Commerce


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One's collaboration partners for the Software. In addition, Commerce One will provide a dedicated Commerce One liaison to be located in Japan during Phase
II.

          4.10 All members of Commerce One Resource (as set forth on EXHIBIT
F) shall, while working at the Designated Sites, observe and abide by the laws and regulations of the country having jurisdiction over such location, and all rules and regulations applicable at the Designated Sites, as well as any and all instructions given by NTT, provided that such instructions are reasonable. Commerce One shall at its sole discretion provide all members of Commerce One Resource with appropriate guidance and otherwise cause them to observe the provisions of this Agreement including the preceding paragraph.

               NTT shall not be liable to Commerce One for any act or omission of any member of Commerce One or for any accident while they are staying at the Designated Sites or on the way to and from the Designated Sites or to such personnel's home country. Commerce One, at its own cost, shall subscribe to and maintain an insurance policy or policies covering any accident referred to above, and any other appropriate property and liability insurance for all members of Commerce One during their stay in the Designated Sites.

               Nothing contained herein shall be construed as creating or requiring any employment or labor relationship between NTT and any member of Commerce One .

               When the services in each week are furnished, Commerce One shall present a compiled weekly work sheet to NTT specifying works and dates worked by each member of Commerce One Resource. Within seven (7) days after receipt of the weekly work sheet, NTT shall verify the work sheet and issue the accepted weekly work sheet to Commerce One. Should NTT fail to verify a weekly work sheet, the services provided by Commerce One during the week in question shall be deemed to have been accepted by NTT on the passage of said seven (7) days. Should any defect or incorrectness be found in the work sheet presented and so is pointed out by NTT, and agreed to as a defect or incorrectness by Commerce One, Commerce One shall revise such defect or incorrectness immediately and NTT shall verify and accept the revised work sheet in the same way. It is hereby understood and agreed that NTT will not accept any time stated in the work sheet as spent by a particular member of Commerce One, if such work is not performed in accordance with this Agreement.

     5.   DELIVERY AND ACCEPTANCE.

          5.1 DELIVERABLES. Upon completion of each Deliverable, Commerce One shall deliver such Deliverable to NTT.

          5.2 ACCEPTANCE PROCEDURE. Within twenty (20) days after receipt of each Deliverable, NTT shall review, test and evaluate the Deliverable for conformity with the Specifications and shall provide Commerce One with a written acceptance of the Deliverable, or a written statement of defects to be corrected. Commerce One shall promptly correct such defects, if any, and return the Deliverable to NTT for retesting, review and reevaluation, and NTT shall, within twenty (20) days of such redelivery, again provide Commerce One with a list of defects which need to be corrected, if any. Failure of NTT to provide Commerce One with a statement of acceptance or defects within the applicable acceptance period shall be deemed


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acceptance by NTT of the Deliverable. The foregoing procedure shall be repeated until acceptance of each Deliverable by NTT; provided that if a Deliverable is rejected five or more times by NTT and Commerce One has used all reasonable efforts to correct the rejected Deliverable to bring it into conformity with the Specifications, NTT will accept the Deliverables. Notwithstanding the foregoing, Commerce One agrees to discuss with NTT the possibility of redefining the specifications for the Deliverable.

          5.3 FINAL ACCEPTANCE. Upon NTT's acceptance of each Deliverable, Commerce One shall promptly provide NTT with one (1) master copy of the Deliverable for use in accordance with the terms of this Agreement. NTT shall not remove any copyright, trademark or other Intellectual Property rights notice placed by Commerce One on the master copies.

     6. MARKETING. The parties agree to negotiate in good faith a definitive agreement describing the commercial relationship between the parties for establishment of an electronic procurement service utilizing the Software for use within the Field of Use (as defined above) on pricing terms as favorable as those pricing terms offered by Commerce One to any similarly situated third party under a Comparable Marketing Agreement. For purposes of this Section, "Comparable Marketing Agreement" means a marketing agreement that (i) exists as of the effective date of the definitive agreement between NTT and Commerce One, (ii) is for the same products and services and (iii) has substantially the same scope, terms and conditions as the definitive agreement entered into between NTT and Commerce One. It is understood that such definitive agreement will contain an exclusivity provision as broad as that set forth in Section
2.6 above, subject to the parties' agreement on the scope of NTT's performance obligations, as well as other terms and conditions to be negotiated in good faith by the parties. If the parties do not enter into such a definitive agreement by December 15, 1999 (the "Marketing Date"), neither party will be under any further obligation to negotiate such an agreement and Commerce One may grant rights to or license any or all of the Software to third parties with no further obligations under this Section 6.

     7.   OWNERSHIP OF PROPRIETARY RIGHTS.

          7.1 SOFTWARE. The Software is protected by both United States copyright law and international copyright treaty provisions. NTT agrees to reproduce the Commerce One Intellectual Property rights notices and all other legal notices, including but not limited to other proprietary notices and notices mandated by governmental entities, on all complete or partial copies or transmissions, if any, of the Software. As between Commerce One and NTT, Commerce One or its licensors, as applicable, retain sole and exclusive ownership of all right, title and interest in and to the Software and all Intellectual Property rights relating thereto. In addition, Commerce One shall own all rights in any copy, translation, modification, adaptation or derivative work of the Software, and NTT hereby assigns all rights in them to Commerce One. Without limiting the foregoing, NTT shall own all Intellectual Property rights directly related to any additional features to the Software that NTT develops independently and without input from Commerce Once, provided that the software developed by NTT has a substantial use that does not infringe any Commerce One patent rights. Without limiting the obligations set forth in Section 2.6 above, if NTT files any patents or patent applications whose claims read on the manufacture, sale or use of the Software, then NTT shall promptly give notice to Commerce One in writing of such application or filing, and negotiate in good faith a license grant to Commerce


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One related to such claims made by NTT, including the right for Commerce One to grant sublicenses to its customers and distributors, on reasonable and customary terms and conditions to be negotiated in good faith between NTT and Commerce One. NTT further agrees to assign all other modifications and customizations to Commerce One that NTT develops in the exercise of all other rights granted by Commerce One to NTT under this Agreement. NTT shall physically identify the Software and any related materials as owned by Commerce One. All rights not expressly granted hereuner are reserved by Commerce One and its licensors. NTT shall physically identify the Software and any related materials as owned by Commerce One. All rights not expressly granted hereunder are reserved by Commerce One and its licensors.

          7.2 COMMERCE ONE TECHNOLOGY. As between NTT and Commerce One, Commerce One shall own all right, title and interest in and to the Commerce One Technology. NTT hereby irrevocably assigns, and agrees to assign, to Commerce One all of its right, title and interest in and to the Commerce One Technology. NTT agrees to, and to cause its employees, agents and consultants to, execute such documents and perform such acts, as may be reasonably necessary to perfect Commerce One's rights as set forth in this Section 7 and to obtain, enforce and defend Intellectual Property rights in and to the Commerce One Technology.

          7.3 DELIVERABLES INCLUDING NTT CONFIDENTIAL INFORMATION. If NTT provides Commerce One with any NTT Confidential Information as defined in
Section 11 below, Commerce One and NTT agree to discuss in good faith the ownership of any Deliverables containing such NTT Confidential Information:
Provided however, NTT shall have no obligation to provide any NTT Confidential Information if the parties cannot resolve such ownership to the mutual satisfaction of both parties.

          7.4  RIGHT TO DEVELOP INDEPENDENTLY. Without limiting the intent of
Section 2.6 above, NTT understands and acknowledges that Commerce One is in the business of developing products and providing consulting services similar to those provided for NTT for other parties based upon the same tools and knowledge base, and NTT agrees that nothing in this Agreement will impair Commerce One's right to provide the same services or develop for itself or others deliverables substantially similar to, or performing the same or similar functions as, the Deliverables under this Agreement.

          7.5 USER GROUP. During the term of this Agreement, NTT will have the right to participate in any "user group" forums which Commerce One may establish from time to time for the purpose of exchanging information and ideas regarding the establishment of similar electronic procurement services.

     8.   COMPENSATION.

          8.1 LICENSE FEE. NTT shall pay Commerce One the nonrefundable, noncreditable license fees ("License Fees") set forth in EXHIBIT F.

          8.2 SERVICE FEES. In consideration for performing the services listed in the Statement of Work, NTT shall pay Commerce One the nonrefundable, noncreditable service fees

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("Service Fees") set forth on EXHIBIT F. All fees quoted and payments made shall be in U.S. Dollars. Invoices shall be due and payable within forty-five
(45) days days of the receipt date of invoice. NTT shall reimburse Commerce One for any out-of-pocket expenses, if accompanied by the payment evidence, that are actually incurred by Commerce One in performing under each Statement of Work.

          8.3  LATE PAYMENT AND TAXES.

               (a)  Any amounts due hereunder and not paid within forty-five
(45) days of the receipt date of invoice shall accrue interest at the rate of one and one-half percent (1.5%) per month or the maximum rate permitted by applicable law, whichever is less, determined and compounded on a daily basis from the date due until the date paid. NTT shall be responsible for all sales taxes, use taxes and similar taxes and charges of any kind imposed by any federal, state or local governmental entity for products and/or services provided under this Agreement, excluding only taxes based solely upon Commerce One's net income.

               (b) All payments by NTT specified hereunder are expressed as net amounts and shall be made free and clear of, and without reduction for, any withholding taxes. Any such taxes which are otherwise imposed on payments to Commerce One shall be the sole responsibility of NTT. NTT shall provide Commerce One with official receipts issued by the appropriate taxing authority or such other evidence as is reasonably requested by Commerce One to establish that such taxes have been paid. If Commerce One uses a foreign tax credit received by Commerce One as a result of the payment of withholding taxes by NTT and thereby reduces the amount of U.S. income tax that Commerce One otherwise would have paid, Commerce One shall refund to NTT the amount of such reduction with respect to such foreign tax credit.

     9.   INDEMNIFICATION.

          9.1 COMMERCE ONE INDEMNIFICATION. If an action is brought against NTT claiming that the Software infringes any United States patent, or any copyright or trade secret rights of a third party, Commerce One shall defend NTT and shall pay the damages and costs finally awarded against NTT, or settlements entered into by Commerce One on NTT's behalf, in the action, but only if (a) NTT notifies Commerce One promptly and in writing upon learning that the claim might be asserted, (b) Commerce One has sole control over the defense of the claim and any negotiation for its settlement or compromise, and (c) NTT cooperates and assists in the defense or settlement of the claim, as reasonably requested by Commerce One. The indemnity set forth herein will not apply if and to the extent that the infringement claim results from (a) a correction, modification or unauthorized merged portion of the Software not provided by Commerce One, (b) the failure to promptly install an update, (c) the combination of the Software with items not provided by Commerce One, or (d) the performance of services or development of customizations to the Software by Commerce One pursuant to a specific design submitted by NTT.


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     If NTT's use of the Software is enjoined by a court of competent jurisdiction, or if Commerce One wishes to minimize its liability hereunder, Commerce One may, at its option and expense, either (a) substitute a substantially equivalent non-infringing item, (b) modify the infringing item so that it no longer infringes but remains functionally equivalent, (c) obtain for NTT the right to continue using such item, or (d) terminate the licenses set forth herein with respect to the allegedly infringing Software and refund the portion of the License Fees attributable to such Software.

     NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, THE FOREGOING STATES THE ENTIRE LIABILITY AND OBLIGATION OF COMMERCE ONE AND ITS LICENSORS WITH RESPECT TO INFRINGEMENT OR CLAIMS OF INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE SOFTWARE, OR OTHERWISE ARISING OUT OF THIS AGREEMENT.

          9.2 NTT INDEMNIFICATION. NTT shall indemnify and hold harmless Commerce One from and against any damages and costs finally awarded against Commerce One, or settlements entered into by NTT on Commerce One's behalf, in connection with any claims, actions, suits or proceedings brought by third parties arising out of or relating to the use by NTT of the Software, but only if (a) Commerce One notifies NTT promptly and in writing upon learning that the claim might be asserted, (b) NTT has sole control over the defense of the claim and any negotiation for its settlement or compromise, and (c) Commerce One cooperates and assists in the defense or settlement of the claim, as reasonably requested by NTT. The indemnity set forth herein will not apply if and to the extent that: (i) the claim, action, suit or proceeding results from the negligence or willful misconduct of Commerce One or any officer, director, employee, affiliate, agent, consultant or representative of Commerce One, or breach of the Agreement by Commerce One or any officer, director, employee, affiliate, agent, consultant or representative of Commerce One; or (ii) it would be inconsistent with Commerce One's indemnification obligations to NTT under Section 9.1.

     10.  LIMITATION OF LIABILITY.

          If either party shall sustain any damage due to any willful misconduct or negligence by the other party or breach by the other party of its obligations under this Agreement, the damage-sustained party shall be entitled to claim, against the other party, recovery of actually proven damage but only to the extent of damage which shall arise as direct consequences thereof and to such limit not exceeding the total amount of fees set forth in Section 8.1 and 8.2 above.

     IN NO EVENT WILL COMMERCE ONE OR ANY OF ITS LICENSORS BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES WHATSOEVER (INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, LOSS OF USE, BUSINESS INTERRUPTION, LOSS OF DATA OR OTHER PECUNIARY LOSS), IN CONNECTION WITH OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE SOFTWARE OR THE USE OR INABILITY TO USE THE SOFTWARE, OR THE FURNISHING, PERFORMANCE OR USE OF THE DELIVERABLES OR SERVICES PERFORMED HEREUNDER, WHETHER BASED UPON CONTRACT, TORT OR ANY OTHER LEGAL THEORY, INCLUDING NEGLIGENCE,


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EVEN IF COMMERCE ONE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
THIS LIMITATION SHALL APPLY NOT WITHSTANDING ANY FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

     IN NO EVENT WILL NTT BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES WHATSOEVER (INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, LOSS OF USE, BUSINESS INTERRUPTION, LOSS OF DATA OR OTHER PECUNIARY LOSS), IN CONNECTION WITH OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER BASED UPON CONTRACT, TORT OR ANY OTHER LEGAL THEORY, INCLUDING NEGLIGENCE, EVEN IF NTT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

     11.  CONFIDENTIALITY.

          "Confidential Information" of Commerce One means the Software, this Agreement, including the Statements of Work, the Deliverables, any trade secrets, data, documentation or other information relating to or used in the Software or Deliverables, or any other information relating to the work performed under the Statement of Work or Commerce One's business or product plans, marketing information, finances, or other similar information of a proprietary or confidential nature. "Confidential Information" of NTT means this Agreement, including the Statement of Work information of a nontechnical nature concerning NTT's business plans, finances, marketing information, or other similar information of a proprietary or confidential nature. NTT will not provide Commerce One with any NTT Confidential Information, including the information which will be acquired through the remote access to NTT's computers pursuant to Section 2.4 without Commerce One's prior written approval. In the event Commerce One shall require access to technical information considered confidential to NTT, Commerce One agrees to enter into a mutually acceptable confidentiality agreement with NTT for the limited purpose of the required disclosure. Confidential Information that is in written, graphic, machine readable or other tangible form shall be marked "Confidential," "Proprietary" or in some other manner to indicate its confidential nature. If Confidential Information is disclosed orally, it shall be confirmed at the time of disclosure as confidential and be reduced to written summary and delivered to the receiving party within forty-five (45) days after disclosure and marked "Confidential," "Proprietary" or in some other manner to indicate its confidential nature. Each party shall not use Confidential Information of the other party except as authorized herein or otherwise authorized in writing, shall implement reasonable procedures to prohibit the disclosure, unauthorized duplication, misuse or removal of the other party's Confidential Information, shall not disclose such Confidential Information to any third party, and shall only disclose the Confidential Information to those of its directors, employees, subsidiaries and advisors who need access to such information to exercise the rights and fulfill the obligations set forth herein. Without limiting the foregoing, each of the parties shall protect the Confidential Information using at least the same procedures and degree of care that it uses to prevent the disclosure of its own confidential information of like importance, but in no event less than reasonable care. Should any portion of the Confidential Information be disclosed or used, the receiving party shall cooperate fully with the disclosing party to enforce its proprietary rights.

     The parties understand, however, that any of the following information is not subject to this confidentiality requirement:

     (1) information which at the time of disclosure was or thereafter becomes in the public domain through no act or omission of the recipient;

     (2) information which prior to disclosure was already in the recipient's possession either without limitation on disclosure to others or subsequently becoming free of such limitation;

     (3) information obtained by the recipient from a third party having an independent right to disclose the information;

     (4) information which is independently developed by the recipient without using the Confidential Information; or

     (5) information that the receiving party is required to disclose by any court order or government action; provided that the receiving party gives the disclosing party at least 30 days' advance written notice to seek a protective order relating to any such disclosure and, provided, further, that the receiving party will only furnish the portion of the Confidential Information that it is required to disclose.

     12.  LIMITED WARRANTY; DISCLAIMER OF WARRANTIES

          12.1 LIMITED WARRANTY. Commerce One warrants to NTT that for a period of twelve (12) months from the date of acceptance (the "Warranty Period"), the Software and/or Deliverable, as applicable, will perform substantially in accordance with the applicable Specifications when operated on a system which meets the requirements specified by Commerce One in such Specifications.

     In case where the Software and/or Deliverable does not function as warranted due to any cause not attributable to NTT, Commerce One shall use commercially reasonable efforts to repair or replace such malfunction without any charge to NTT, and in case where said repair or replacement is not completed by Commerce One within a reasonable period of time, the License Fees or Service Fees set forth in Sections 8.1 and 8.2, respectively, shall be refunded by Commerce One as applicable. In case of the License Fees, such refund shall be in full during the first six (6) months of the Warranty Period. During the final six months of the Warranty Period, Commerce One will refund the portion of License Fees attributable to such Software less a reasonable amount for use based on straight line depreciation over a five (5) year period. In case of the Service Fees, such refund shall be as determined by the parties in good faith.

          12.2 DISCLAIMER OF WARRANTIES. EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 12, COMMERCE ONE AND ITS LICENSORS MAKE NO WARRANTIES EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 12, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, WITH RESPECT TO THE SOFTWARE, THE SERVICES PERFORMED UNDER THIS AGREEMENT OR THE STATEMENT OF WORK, OR THE DELIVERABLES, AND COMMERCE ONE SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

     13.  TERM AND TERMINATION.

          13.1 TERM. This Agreement shall commence on the Effective Date and shall be terminated on the end of the Pilot Period or the day otherwise agreed to by both parties hereto, unless earlier terminated as follows: (a) if NTT fails to make any payment due within forty-five (45) days after receiving written notice from Commerce One that such payment is delinquent, Commerce One may terminate this Agreement on written notice to NTT at any time following the end of such forty-five (45) day period; or (b) if either party materially breaches any term or condition of this Agreement and fails to cure that breach within forty-five (45) days after receiving written notice of the breach stating the notifying party's intent to terminate, the nonbreaching party may terminate this Agreement on written notice at any time following the end of such forty-five (45) day period.

          13.2 EFFECT OF TERMINATION. Upon the expiration or termination of this Agreement for any reason NTT shall immediately pay to Commerce One all amounts due and outstanding as of the date of such termination or expiration, and the parties shall return or destroy, at the other parties discretion, all originals and all copies of such Confidential Information, including all copies of the Software or portions thereof and any related materials, and if destroyed, provide written certification of destruction. The following sections shall survive the expiration or termination, for any reason, of this Agreement: 7.1, 7.2, 8, 9, 10, 11, 12, 13.2 and 14.

     14.  MISCELLANEOUS.

          14.1 FORCE MAJEURE. Neither party will incur any liability to the other party on account of any loss or damage resulting from any delay or failure to perform all or any part of this Agreement, except for the failure to meet any financial obligation, if such delay or failure is caused, in whole or in part, by events, occurrences, or causes beyond the control and without negligence of the parties; provided that NTT shall be excused from payment for monies due and owing by NTT to Commerce One for a period not to exceed 10 days during the period of such impossibility, which period may be extended by mutual agreement. Such events, occurrences, or causes will include, without limitation, acts of God, strikes, lockouts, riots, acts of war, earthquake, fire and explosions.

          14.2 INDEPENDENT CONTRACTORS. The relationship between NTT and Commerce One hereunder is that of independent contractors and nothing herein will be deemed to create a joint venture, partnership or agency relationship between the parties for any purpose.

          14.3 SUBCONTRACTORS. Commerce One may use subcontractors in connection with the performance of services hereunder, subject to NTT's prior written consent which consent shall not be unreasonably withheld.

          14.4 NO SOLICITATION. During the term of this Agreement and for one
(1) year thereafter, NTT agrees not to solicit the employment of any employee or consultant of Commerce One.

          14.5 WAIVER. Any waiver of the provisions of this Agreement or of a party's rights or remedies under this Agreement must be in writing to be effective. Failure, neglect, or delay by a party to enforce the provisions of this Agreement or its rights or remedies at any time will not be construed and will not be deemed to be a waiver of such party's rights under this Agreement and will not in any way affect the validity of the whole or any part of this Agreement or prejudice such party's right to take subsequent action.

          14.6 SEVERABILITY. If any term, condition, or provision in this Agreement is found to be invalid, unlawful or unenforceable to any extent, the parties shall endeavor in good faith to agree to such amendments that will preserve, as far as possible, the intentions expressed in this Agreement. If the parties fail to agree on such an amendment, such invalid term, condition or provision will be severed from the remaining terms, conditions and provisions, which will continue to be valid and enforceable to the fullest extent permitted by law.

          14.7 AMENDMENT. This Agreement may not be amended, except by a writing signed by both parties.

          14.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed to be an original and such counterparts together will constitute one and the same agreement.

          14.9 GOVERNING LAW. This Agreement will be interpreted and construed in accordance with the laws of the State of California, without regard to conflict of law principles or the 1980 UN Convention on Contracts for the International Sale of Goods.

          14.10     ARBITRATION.

               (a) Any dispute, controversy or claim arising out of or relating to this Agreement, including whether either or both of the parties have satisfied their obligation to negotiate in good faith under Section 6 or
Section 12 of this Agreement, shall be determined by final and binding arbitration: (i) in Santa Clara, California, in accordance with the commercial rules of the American Arbitration Association ("AAA"), in case NTT requests an arbitration; and (ii) in Tokyo, in accordance with the commercial arbitration rules of the Japan Commercial Arbitration Association ("JCAA"), in case Commerce One requests an arbitration. The arbitration shall be conducted in the English language and by three arbitrators appointed in accordance with said rules. Each party shall bear its own expenses in connection with such arbitration.

               (b) Notification of any claim that a party has not fulfilled its obligation under Section 6 or Section 12 of this Agreement ("Notice") must be delivered within thirty (30) calendar days after the expiration of the Marketing Date or the conclusion of the Warranty Period as applicable. Each party shall prepare a written report setting forth its position within thirty (30) calendar days of receipt of the Notice.

          14.11 NONASSIGNMENT/BINDING AGREEMENT. Neither this Agreement nor any rights under this Agreement may be assigned or otherwise transferred by NTT, in whole or in part, whether voluntary or by operation of law, including by way of sale of assets, merger or consolidation, without the prior written consent of Commerce One, which consent will not be unreasonably withheld. Notwithstanding the foregoing, at the time of NTT's reorganization (the "Reorganization") as prescribed in the Supplementary Provisions to the Law Concerning Partial Amendment to the Nippon Telegraph and Telephone Corporation Law (Law No. 98 of 1997 of Japan), NTT may assign this Agreement to one of the entities (the "Replacing Entity") to be established pursuant to such Reorganization. Upon prior written notice to Commerce One, the Replacing Entity shall replace NTT as a party to this Agreement and assume all of NTT's rights and obligations hereunder in writing, and in such event, Commerce One agrees to release and discharge NTT from any further obligations under this Agreement. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and assigns.

          14.12 ENTIRE AGREEMENT. This Agreement (including the Exhibit(s) and any addenda hereto signed by both parties) contains the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all previous communications, representations, understandings and agreements, whether oral or written, between the parties with respect to said subject matter.






                                      -15

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMMERCE ONE, INC.                          NTT


By:__________________________________       By:_______________________________

Name:________________________________       Name:_____________________________

Title:_______________________________       Title:____________________________

                                  EXHIBIT A

                                  SOFTWARE


English language version of BuySite
English language version of MarketSite

Double byte version of BuySite, if and when available
Double byte version of MarketSite, if and when available

                                  EXHIBIT B

                              STATEMENT OF WORK

Statement of Work for Phase II consists of (i) Project Schedule, (ii) Roles and Responsibilities, (iii) Activities and (iv) Deliverables Descriptions.


                       (i) Project Schedule

The general time frame for the implementation work steps is illustrated in the diagram below. The actual time frame and resource requirements will be confirmed at the end of each phase for the next phase.


     Task Name                                        May   Jun   Jul   Aug   Sep   Oct   Nov   Dec   Jan
                                                    E B M E B M E B M E B M E B M E B M E B M E B M E B M E
---  ---------------------------------------------  -------------------------------------------------------
1    Project Management                               XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
2       Ongoing Project Management                    XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
3           Project Status Reports and Meetings       XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
77   Project Organization                             XXXXXXX
78      Determine Meeting Locations and Times         X
82      Assessment                                    XXXXXXX
102  NTTJ Market Site Infrastructure Program          XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
103     Hardware Strategy                             XXXXXXX
116     Software Strategy                             XXXXXXX
118     Architecture Planning                         XXXXXXX
122     Business Planning                             XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
126     Build Marketsite Environments                 XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
146  NTTJ Supplier Adoption Program                   XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
147     Supplier Adoption Development I (Partial)     XXXXXXXXXXXXXXXXXXXXX
155     Supplier Adoption Development II (Full)             XXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
161     NTTJ Catalog Development Program              XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
172  NTTJ Internal Buysite Program                    XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
173     Business and Technical Assessment             XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
174         Business Process Assessment               XXXXX
200         IT Operations Assessment                      X
215         Installation & Operation                      XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
218     BuySite Pre - Installation                    X
233     NTTJ Buysite Installation Japanese            XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
245  Catalog Development Program                      XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
246     Develop Overall Content Strategy              XXXXXXXXXXXXXXXXXXX
248     Knowledge transfer                                  XXXXXXXXXXXXX
250     Local Content Management                            XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
252  NTTJ Phase III Planning                                                             XXXXXXXXXXXXX

                       (ii) Roles and Responsibilities

Commerce One will provide to NTT the project management, product and technical consultation and guidance necessary to achieve a successful project implementation. The roles and responsibilities that are required to meet the defined goals under the given time constraints are discussed in this section.


NTTJ MARKET SITE INFRASTRUCTURE PROGRAM

Resources

Commerce One (0.8) 5/1/99 - 1/15/00

NTT (6) - Manager (1), Technical (5)

DB, SysAdmin, Webmaster,Network Admin, Tech


NTTJ SUPPLIER ADOPTION PROGRAM
------------------------------
Resources

Commerce One (0.5) 6/1/99 - 8/1/99

NTT (4) - Manager (1), Associate (3)


NTTJ CATALOG DEVELOPMENT PROGRAM
--------------------------------
Resources

Commerce One (0.5) 6/1/99 - 8/1/99

NTT (4) - Manager (1), Associate (3)


NTTJ INTERNAL BUYSITE PROGRAM
-----------------------------
Resources

Commerce One (0.8) 5/1/99 - 12/1/99

NTT (5)


NTTJ SOFTWARE LOCALIZATION PROGRAM
----------------------------------
Resources

To Be Determined

To Be Determined


NTTJ JAPAN CONSULTING OPERATIONS
--------------------------------
Resources

To Be Determined

To Be Determined


NTTJ BUSINESS INFRASTRUCTURE PROGRAM
------------------------------------

To Be Determined


PROJECT MANAGEMENT
------------------
Resources

Commerce One (1) 5/1/99 - 1/15/00







                             (iii) Activities

The focus of Phase II is to develop the infrastructure and "go to market" plans for NTT Japan and to enhance the Commerce One Commerce Chain Solution for the Japanese marketplace. The project team will be working very closely with both the Commerce One implementation consultants and the Commerce One product marketing and engineering teams.

The activities for Phase II begin in early May, 1999 to leverage the working relationship that has started between the two companies. The system that is operational at NTT America will play a critical role in this phase by providing both a referenceable site and a working solution to assist in the functional design for the Japanese marketplace.


The Phase II activities are described below:

1. PROJECT MANAGEMENT - The overall project management responsibility will reside with NTT, but Commerce One would provide management support at the Steering Committee level with representation by one of Commerce One's corporate executives and at the project team level with its account management/executive support. Team leadership would also be NTT's responsibility with Commerce One product consultants supporting each team. Monthly status reports would be required, as well as quality assurance monthly meetings.

    SERVICES:     Project Management Support to NTT Project Team
                  Monthly Quality Assurance Meeting

    DELIVERABLES: Monthly Status Report
                  FINAL PHASE II DETAILED PROJECT PLAN

2. MARKETING AND BUSINESS PLAN - The Marketing and Business Plan has three major components that have been identified to be included to support NTT's Electronic Commerce Services vision. This plan is expected to provide the initial framework and will be updated as NTT moves closer to executing against the vision. Commerce One is expecting to provide consulting support to the development of this plan, leveraging its experience and market knowledge.

    - The first component is the definition of the actual business goals. This includes the business vision for Japan, an initial analysis of a few short-term business opportunities that will offer proof points in Japan, and the revenue models for these opportunities with milestones.

    - The second component is a clear definition of roles and responsibilities within NTT. It is important to define product ownership issues, the required organizational structure to support the business model, and the estimated funding required to support the rollout of the solution.

    - A third component is a more complete market analysis that will clearly define the three to five year revenue objectives. This analysis will also be supported by the identification of the key suppliers and trading partners for the NTT Electronic Commerce Services Solution.

    Once the plan has been completed, Commerce One would welcome the opportunity to co-present the plan to NTT Japan as a further example of our working partnership.

3. JAPANESE MARKETSITE - Due to the significant long term revenue goals that will be generated through the Japanese MarketSite hosted by NTT, it is imperative that the right resources are available to address the planning, design, and implementation. It is also imperative that this activity starts on time. Commerce One will work closely with NTT during this major activity from definition through implementation and into production.

    - THE PLANNING TASKS ARE EXPECTED TO AGAIN LEVERAGE COMMERCE ONE'S EXPERIENCE AND TOOLS. AN EXAMPLE IS THE TASK ASSOCIATED WITH CONTENT MANAGEMENT. NTT WILL BE EXPECTED TO WORK WITH THE COMMERCE ONE CONTENT MANAGEMENT GROUP TO UNDERSTAND ITS METHODOLOGIES AND TOOLS. THIS KNOWLEDGE TRANSFER WILL ENABLE THE NTT CONTENT TEAM TO BEGIN WORKING WITH ITS TARGETED SUPPLIERS TO ACQUIRE CONTENT, MAP IT TO THE PROPER CATEGORIES AND STRUCTURES, AND BEGIN TO PUBLISH IT IN THE REQUIRED FORMAT TO MAKE IT "TRANSACTIVE CONTENT."

    - THIS APPROACH IS ALSO EXPECTED TO TAKE PLACE WITH THE SUPPLIER ADOPTION METHODOLOGY DEFINITION TASK. NTT IS EXPECTED TO ADOPT THE METHODOLOGY THAT COMMERCE ONE HAS DEVELOPED FOR THE JAPANESE MARKETPLACE. THIS WOULD INCLUDE MARKETING PROGRAMS, COMMUNICATION AND INCENTIVE PROGRAMS.

    - ANOTHER AREA IS SUPPLIER INTEGRATION. NTT WOULD DEVELOP THEIR TECHNICAL STRATEGY TO FULLY INTEGRATE KEY SUPPLIERS OR TO OFFER THE WEB-BASED SUPPLIER MANAGEMENT SOLUTION TO SUPPLIERS. THE TECHNICAL STRATEGY WILL IMPACT THE TECHNICAL PLATFORM DESIGNS AND IMPLEMENTATION PLANS.

    - A KEY COMPONENT OF A COMPLETE TECHNICAL PLAN WILL BE THE EXPECTED BENCHMARKS AND PERFORMANCE CRITERIA THAT NTT WANTS TO PUT IN PLACE TO MEASURE THEIR SERVICE STANDARDS. THE OUTPUT WILL BECOME INPUT INTO THE OVERALL PROJECT FUNDING.

    Once the planning is complete, the NTT project team can begin the implementation of its Japanese MarketSite. This process will need to be coordinated with Commerce One's MarketSite product management team to ensure that the installation in Japan starts with the latest release.
    The implementation process will include the establishment of the environment, the delivery of the software and testing, the loading of the adopted suppliers' content, and the training of the support staff.

    DELIVERABLES: JAPANESE MARKETSITE DESIGN DOCUMENT
                  JAPANESE MARKETSITE PRE LAUNCH CERTIFICATION
                  Supplier Systems Integration Training

4. JAPANESE LOCALIZATION - This activity will start very early in the project with the initial focus on completing a detailed design document that will be turned over to the NTT translator. The design will include the user interface, documentation, online help, error messages, test scenarios, and training materials. After review of the above, the project team would then focus on defining any unique functional requirements, changes to reflect the Japanese operating system and database requirements, and changes to the Commerce One support tools/products (e.g., catalog administration, SupplyOrder).

    The design would then be followed by the development and testing
    activities for each of the above sections.   NTT's involvement in these
    activities will provide the required detailed product knowledge that will allow NTT to rapidly become self-sufficient. Commerce One's primary role would be in assisting in the design activities around functional enhancements.

5. JAPANESE BUYSITE - This is the activity that will install Commerce One's BuySite product at NTT Japan connected to NTT's MarketSite to conduct electronic commerce between a selected internal department and a minimal set of Japanese suppliers. The key contingencies are the translation efforts, conversion to the Japanese operation system and database requirements, and having a fully functioning MarketSite. With these tasks in place the actual implementation effort will be very similar to the one that took place at NTT America. It is expected that the NTT project team will be in a position to manage and perform the majority of the implementation tasks with Commerce One providing product consulting and project oversight.

    SERVICES:     Integration Design Assistance
                  Onsite End User and Technical Supports

    DELIVERABLES: JAPANESE BUYSITE DESIGN DOCUMENT
                  JAPANESE BUYSITE PRELAUNCH CERTIFICATION

    Unlike the implementation of the NTT America BuySite, this implementation will require the project team to actively engage in the supplier adoption and content management activities. The plan is based upon the initial Japanese suppliers for the internal BuySite to also be key suppliers that will be a part of the initial NTT Hosted BuySite rollout. NTT will utilize the supplier adoption programs developed by Commerce One as the basis for its own programs. These will be adapted for the Japanese marketplace and NTT will take the lead on bringing the identified suppliers on board. NTT and Commerce One will work together on utilizing the content management tools and building the content processes to convert the supplier catalog information into transactive content format.

    One of the tasks under this activity that will require Commerce One participation will be integration analysis and design to NTT's selected procurement/financial system (e.g., SAP, Baan). The goal is to first implement the BuySite product in a stand-alone environment as part of Phase II and then develop and implement the integration processes as part of the early part of Phase III. This is done to ensure that NTT can begin to realize their return on investment as early as possible. The development and implementation effort will not require Commerce One's participation.

    Commerce One has included in its resource plans onsite "help desk" assistance for the first two months of production and onsite technical support for the first two months of production. These resources will be supported by Commerce One's Customer Service Center that delivers 7 by 24 hour support for level two and level three problems.

6. HOSTED BUYSITE (DESIGN AND DEVELOPMENT) -- Commerce One will be responsible for the design and development of its Hosted BuySite product. This effort will be driven by solid engineering methodology, which will include organizational modeling, focus group input, and customer design review sessions. NTT is welcomed to actively participate in the Commerce One Design Program. This group meets on a regular basis to receive detailed work through from product development team and the group receives design materials for review and input. A couple of the areas that NTT may be able to offer valuable insight in the design: security, system management, reporting and supplier ERP integration. At a minimum, as part of the product consulting support, Commerce One will keep the NTT project team well informed on the design and development timelines and will share design documentation to ensure that any unique NTT requirements can be analyzed against the expected delivered product. Hosted BuySite functions will be integrated into BuySite 6.0.

7. HOSTED BUYSITE (IMPLEMENTATION) - One of the advantages of the strategy that has been jointly developed is NTT will have become self-sufficient with the supplier adoption and content management activities through their efforts in the implementation of the NTT BuySite solution.

    Commerce One and NTT will have worked together to put in place the robust content management processes that simplifies the process for suppliers to deliver content updates that contain items and content that is relevant to NTT internal use as well as content for the commercial use in the Hosted NTT Solution. The Commerce One methodology includes a set of administrative tools that allow NTT to create a "catalog profile" for each supplier and a "catalog profile" for the individual groups of users. This process is greatly simplified if the Supplier maintains their content within MarketSite, as the tools are also available for the suppliers to establish "customer profiles" to provide a first filtering step before the new content is pulled to NTT. These integrated suppliers are also able to provide on-going updates on price and availability as their products are being checked prior to an order or as their products are being ordered.

    The Supplier Adoption program focuses on educating NTT suppliers on the value of electronic procurement and how they can participate with NTT. As part of this program, each strategic supplier's ability to adopt the NTT Electronic Commerce Services Solution is evaluated and rated to confirm their ability to be a part of the NTT implementation. They are prioritized and individual plans are prepared and agreed to.

8. SUPPLIER ADOPTION AND CONTENT MANAGEMENT PROGRAMS - The Supplier Adoption and Content Management program focuses on building organizations and processes to support these efforts and also to assist educating NTT suppliers on the value of electronic procurement and how they can participate with NTT. As part of this program, each strategic suppliers's ability to adopt the NTT Electronic Commerce Services Solution is evaluated and rated to confirm their ability to be a part of the NTT implementation. They are prioritized and individual plans are prepared and agreed to.

    SERVICES:     Support for Content Development

    DELIVERABLES: SUPPLIER ADOPTION LOCALIZATION PLAN
                  CONTENT LOCALIZATION PLAN
                  SUPPLIER ADOPTION TRAINING
                  CONTENT MANAGEMENT TRAINING


                          (iv)  Deliverables Descriptions

FINAL PHASE II DETAILED PROJECT PLAN
The deliverable will provide the final detailed plan for execution of Phase II of the project. the deliverable will require NTT input and resource commitments.

SUPPLIER ADOPTION LOCALIZATION PLAN
This deliverable will provide the planning and structure for developing a Supplier Adoption Program for the Japanese market.

CONTENT LOCALIZATION PLAN
This deliverable will provide the planning and structure for developing a Content Management Program for the Japanese market.

SUPPLIER ADOPTION TRAINING
This deliverable will consist of primarily instructor led training by a dedicated Commerce One resource. These programs will take place in the US and Japan between 6/1/99 and 8/1/99 and will enable NTT to build a successful Supplier Adoption organization in Japan.

CONTENT MANAGEMENT TRAINING
This deliverable will consist of primarily instructor led training by a dedicated Commerce One resource. These programs will take place in the US and Japan between 6/1/99 and 8/1/99 and will enable NTT to build a successful Content Management organization in Japan.

JAPANESE INTERNAL BUYSITE DESIGN DOCUMENT
This deliverable will provide the detailed functional and technical specifications for the Internal BuySite implementation and will include the specifications addressing procurement processes, architecture, and user adoption.

JAPANESE INTERNAL MARKETSITE DESIGN DOCUMENT
This deliverable will provide the detailed functional and technical specifications for addressing architecture and operations of a MarketSite implementation in Japan.

JAPANESE BUYSITE PRE LAUNCH CERTIFICATION
The deliverable will provide pre-production testing and system acceptance prior to launch of the NTT'S internal BuySite.

JAPANESE MARKETSITE PRE LAUNCH CERTIFICATION
The deliverable will provide pre-production testing and system acceptance prior to launch of the NTT Japan Business.

                                  EXHIBIT C

                             Intentionally Omitted

                                  EXHIBIT D

                              DESIGNATED SITES


Japan:
          Address: 1-9-1, Konan, Minato-ku, Tokyo 108-8019
                   --------------------------------------------------------


                          PILOT PROGRAM CRITERIA

TERM: As currently defined, the Pilot Program will begin on May 1, 1999 and continue through January 15, 2000 which, may be extended by mutual agreement.

SCOPE: The objective of the Pilot Program is to refine Commerce One's business model for an installation of the Software in Japan in Phase III. The efforts of both parties in Japan will give Commerce One an opportunity to create the initial infrastructure for electronic procurement service in Japan.

TESTS TO BE PERFORMED BY NTT: Commerce One expects that NTT and other localization partners will provide the opportunity and make efforts to fully evaluate the success of Commerce One's localization efforts, and to identify additional functional changes that would be required in order to meet the specific business requirements of the Japanese market.

OTHER:

                                  EXHIBIT E

                              EXCLUDED ENTITIES

To comply with the terms of certain of Commerce One's pre-existing relationships, the following entities shall be deemed
Excluded Entities:

Ricoh

Nihon Unisys

Mitsubishi

MCI

Price WaterhouseCoopers

                                  EXHIBIT F

                                    FEES


License Fees: One Million Seven Hundred Thousand Dollars (US$1,700,000) payable within forty-five (45) days of the receipt of invoice.

Services and Deliverables: To be provided on a fixed fee basis totaling US$770,000 payable according to the following schedule upon the delivery of certain Deliverables by each payment date.

Payment     Payment       Payment Amount                  Deliverables
Number       Date
--------  ------------  -------------------  -------------------------------------------
   1         6/15            $140,000          - FINAL PHASE II DETAILED PROJECT PLAN
--------  ------------  -------------------  -------------------------------------------
   2         8/15            $215,000          - SUPPLIER ADOPTION LOCALIZATION PLAN
                                               - CONTENT LOCALIZATION PLAN
                                               - SUPPLIER ADOPTION TRAINING
                                               - CONTENT MANAGEMENT TRAINING
--------  ------------  -------------------  -------------------------------------------
   3        10/15            $165,000          - JAPANESE BUYSITE DESIGN DOCUMENT
                                               - JAPANESE MARKETSITE DESIGN DOCUMENT
--------  ------------  -------------------  -------------------------------------------
   4        12/15            $250,000          - BUYSITE PRE LAUNCH CERTIFICATION
                                               - MARKETSITE PRE LAUNCH CERTIFICATION
--------  ------------  -------------------  -------------------------------------------

Program Title                       Commerce One Resource          Person Month
---------------------------------  -----------------------------  ---------------------------
Project Manager                     Project Manager                                       8.5
                                                                           (1) 5/1/99-1/15/00
---------------------------------  -----------------------------  ---------------------------
MarketSite Infrastructure Program   MarketSite Lead                                       6.8
                                                                         (0.8) 5/1/99-1/15/00
---------------------------------  -----------------------------  ---------------------------
Supplier Adoption Program           Supplier Adoption Lead                                1.0
                                                                          (0.5) 6/1/99-8/1/99
---------------------------------  -----------------------------  ---------------------------
Content Management Program          Content Management Lead                               1.0
                                                                          (0.5) 6/1/99-8/1/99
---------------------------------  -----------------------------  ---------------------------
Internal BuySite Program            Internal BuySite Program                              6.8
                                                                         (0.8) 5/1/99-1/15/00
---------------------------------  -----------------------------  ---------------------------
                                                          Total                          24.1
---------------------------------  -----------------------------  ---------------------------

Total Service Fee=
     $200.00 (Service Fee : one person per hour] x 8 hours (Working Time : hours per day [9:00-18:00 with one hour break]) x 20 days (Working Days : days per month) x 24.1 person month
     = $770,000